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                                                                  EXHIBIT (a)(1)


                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             WYNSTONE PARTNERS, L.P.



         This Certificate of Limited Partnership of Wynstone Partners, L.P. (the "Partnership") is being duly executed and filed by the undersigned general partner (the "General Partner") to form a limited partnership under the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 17-101, et seq.).

                  1. The name of the limited partnership formed hereby is Wynstone Partners, L.P.

                  2. The address of the Partnership's registered office in the state of Delaware is Corporation Service Company, 1013 Centre Road, County of New Castle, City of Wilmington, State of Delaware 19805-1297. The name of the Partnership's registered agent for service of process on the Partnership in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805-1297.

                  3. The name and business address of the General Partner of the Partnership is as follows:

                              Paul Belica
                              359 Cedar Drive West
                              Briarcliff Manor, N.Y. 10510

                  4. IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Wynstone Partners, L.P., this 13th day of August, 1998.


                                    Wynstone Partners, L.P.

                                    By: /s/ Paul Belica
                                        -------------------------
                                        Paul Belica
                                        General Partner